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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment 2

Current Report

Filed pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 2, 2002

SANCHEZ COMPUTER ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA (State or Other Jurisdiction of Incorporation)	0-21705 (Commission File Number)	23-2161560 (I.R.S. Employer Identification Number)

40 Valley Stream Parkway, Malvern PA 19355
(Address of principal executive offices)

(610) 296-8877
(Registrant's telephone number, including area code)

        On September 16, 2002, Sanchez Computer Associates, Inc. ("Sanchez") filed a Form 8-K/A to report certain financial information related to its acquisition of Spectra Securities Software, Inc. ("Spectra") on July 3, 2002. This Amendment is filed to correct the pro forma amount of goodwill related to the acquisition of Spectra. This Amendment includes the corrected pro forma financial information previously reported under Item 7(b) of Amendment No. 1 to this Form 8-K.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)    Financial Statements of the Business Acquired.

        The following financial statements were previously filed as part of Amendment No. 1 to the Current Report on Form 8-K, such Amendment No. 1 which was filed on September 16, 2002:

    Spectra consolidated financial statements as of August 31, 2001 and 2000 and for the years then ended.

    Spectra consolidated financial statements as of May 31, 2002 and for the nine months ended May 31, 2002 and 2001.

        (b)    Pro Forma Financial Information.

        The following unaudited pro forma condensed consolidated financial information is filed as part of this current report on Form 8-K/A:

    Pro forma condensed consolidated balance sheet as of June 30, 2002.

    Pro forma condensed consolidated statement of operations for the six months ended June 30, 2002.

    Pro forma condensed consolidated statement of operations for the year ended December 31, 2001.

    Notes to pro forma condensed consolidated financial statements as of and for the six months ended June 30, 2002 and the year ended December 31, 2001.

        (c)    Exhibits.

*10.1	Combination Agreement, dated as of May 15, 2002, entered into by and among Sanchez, 1518356 Ontario Limited, Sanchez Software, Ltd., Spectra, John C. McLeod and The 1998 McLeod Family Trust
*10.39
Loan Agreement, dated July 3, 2002, entered into by and among Sanchez Computer Associates, Inc., Sanchez Software Ltd., Sanchez Computer Associates Polska, SP. Z.O.O., Sanchez FSC, Inc., ePROFILE Holdings, Inc., Sanchez Data Systems, Inc., Sanchez Computer Associates International, Inc. and PNC Bank, National Association
*10.40
Security Agreement, dated July 3, 2002, entered into by and Sanchez Computer Associates, Inc., Sanchez Software Ltd., Sanchez Computer Associates International Inc., ePROFILE Holdings, Inc., Sanchez Data Systems, Inc. and PNC Bank, National Association
**23.1	Consent of Ernst & Young LLP (Independent Accountants for Spectra)
*99.1	Press Release, dated July 3, 2002

*
Previously filed as exhibits to our Current Report on Form 8-K filed with the Commission on July 17, 002, and incorporated herein by reference.

**
Previously filed as an exhibit to Amendment No. 1 to our Current Report on Form 8-K filed with the Commission on September 16, 2002 and incorporated herein by reference.

7(b) PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        On July 3, 2002, Sanchez Computer Associates, Inc. ("Sanchez") completed its previously announced acquisition, by way of a plan of arrangement (the "Arrangement"), of all of the outstanding common shares of Spectra Securities Software Inc., a Canadian corporation existing under the Business Corporations Act (Ontario) and its subsidiaries ("Spectra"). Under the terms of the Arrangement, Sanchez acquired all of the common shares of Spectra and Eclipse VII Holdings Inc., an entity the only asset of which was Spectra common shares ("Eclipse"), for approximately $27 million in cash and common stock. Sanchez issued 583,813 shares of its common stock and used approximately $24 million of its own cash reserves to complete the transactions. Pursuant to the Arrangement, each holder of Spectra common shares and Eclipse common shares (to the extent of the Spectra common shares owned by Eclipse) received, in cash or cash and Sanchez common stock, an amount equal to approximately CN $1.46 per Spectra common share, subject to certain holdback amounts and applicable withholding taxes.

        The following presents certain unaudited pro forma condensed consolidated financial information of Sanchez as of June 30, 2002 and for the six months then ended and for the year ended December 31, 2001. The unaudited pro forma condensed consolidated balance sheet was prepared as if the acquisition took place on June 30, 2002 and the unaudited pro forma condensed consolidated statements of operations were prepared as if the acquisition took place on January 1, 2001. The financial statements give pro forma effect to (i) cash and stock used to fund the acquisition, and (ii) preliminary allocation of the purchase price based upon fair value of the assets acquired and liabilities assumed.

        The unaudited pro forma condensed consolidated financial statements reflect pro forma adjustments that are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma condensed consolidated financial statements do not purport to represent Sanchez's results of operations or financial position that would have resulted had the transactions been consummated as of the date or for the periods indicated. The pro forma condensed consolidated financial statements reflect preliminary estimates of the allocation of the purchase price for the acquisition that may be adjusted. Management does not expect such adjustments to be material.

        The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements of Sanchez contained in its 2001 Annual Report and the historical financial statements of Spectra contained herein.

Sanchez Computer Associates, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
June 30, 2002
(amounts in thousands of U.S. dollars)
(unaudited)

	Sanchez (1)	Spectra (2)	Pro Forma Adjustments		Pro Forma Consolidated
ASSETS
Current assets
Cash and cash equivalents	$42,184	$2,618	$(28,128	)(3)	$16,674
Receivables, net	22,250	2,657	—		24,907
Contracts in process	1,977	54	—		2,031
Recoverable income taxes	1,265	340	—		1,605
Deferred income taxes	4,683	—	—		4,683
Prepaid and other current assets	4,551	651	—		5,202
Deferred product and service expense	13,394	—	—		13,394

Total current assets	90,304	6,320	(28,128)		68,496

Net property and equipment	6,154	365	—		6,519

Deferred product and service expense	6,783	237	—		7,020
Deferred income taxes	801	—	—	(4)	801
Intangible assets	—	30	9,197	(5)	9,227
Goodwill	899	95	22,007	(6)	23,001
Other non-current assets	3,364	12	—		3,376

Total assets	$108,305	$7,059	$3,076		$118,440

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$11,150	$2,779	$400	(7)	$14,329
Deferred product and service revenue	18,084	—	—		18,084
Deferred revenue	9,096	3,995	—		13,091
Current portion of long term debt	—	4,074	(4,074	)(8)	—

Total current liabilities	38,330	10,848	(3,674)		45,504
Deferred product and service revenue	9,065	—	—		9,065
Other	—	33	—		33

Total liabilities	47,395	10,881	(3,674)		54,602

SHAREHOLDERS' EQUITY
Common Stock and additional paid in capital	45,762	23,146	(20,218	)(9)	48,690
Retained earnings/(accumulated deficit)	15,148	(26,968)	26,968	(10)	15,148

Total shareholders' equity/(deficit)	60,910	(3,822)	6,750		63,838

Total liabilities and shareholders' deficit	$108,305	$7,059	$3,076		$118,440

Sanchez Computer Associates, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
for the Six Months Ended June 30, 2002
(in thousands of U.S. dollars, except for per share amounts)
(unaudited)

	Sanchez (11)	Spectra (12)	Pro Forma Adjustments		Pro Forma Consolidated
Revenues
Products	$6,497	$4,677	$—		$11,174
Services	14,870	1,797	—		16,667
Processing fees	9,433	111	—		9,544
Software maintenance and other	10,858	1,574	—		12,432

Total revenues	41,658	8,159	—		49,817

Operating expenses
Product development	6,894	2,558	41	(13)	9,493
Product support	2,514	597	—		3,111
Services	9,405	1,148	—		10,553
Processing fees	8,148	338	—		8,486
Sales and marketing	6,362	1,203	331	(14)	7,896
General and administrative	8,410	1,789	92	(15)	10,291

Total operating expenses	41,733	7,633	464		49,830

Earnings (loss) from operations	(75)	526	(464)		(13)
Interest income (expense), net	742	(230)	(104	)(16)	408

Earnings (loss) before income taxes	667	296	(568)		395
Income tax provision	220	—	—	(17)	220

Net earnings	$447	$296	$(568)		$175

Basic earnings per average common share	$0.02				$0.01
Diluted earnings per average common share	$0.02				$0.01
Weighted-average common shares outstanding	26,003		584	(18)	26,587
Weighed-average common and dilutive shares outstanding	26,146		584	(18)	26,730

Sanchez Computer Associates, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
for the Year Ended December 31, 2001
(in thousands of U.S. dollars except for per share amounts)
(unaudited)

	Sanchez(19)	Spectra(20)	Pro Forma Adjustments		Pro Forma Consolidated
Revenues
Products	$23,958	$6,354	$—		$30,312
Services	33,928	3,341	—		37,269
Processing fees	14,883	137	—		15,020
Software maintenance and other	16,014	3,949	—		19,963

Total revenues	88,783	13,781	—		102,564

Operating expenses
Product development	17,194	8,801	(394	)(21)	25,601
Product support	5,043	1,975	—		7,018
Services	25,153	2,338	—		27,491
Processing fees	13,573	625	—		14,198
Sales and marketing	14,403	4,308	677	(22)	19,388
General and administrative	9,667	5,819	55	(23)	15,541
Write down of goodwill and intangibles	—	2,523	(2,523	)(24)	—

Total operating expenses	85,033	26,389	(2,185)		109,237

Earnings (loss) from operations	3,750	(12,608)	2,185		(6,673)
Interest income (expense), net	1,809	(459)	(827	)(25)	523

Earnings (loss) before income taxes	5,559	(13,067)	1,358		(6,150)
Income tax provision	1,680	—	—	(17)	1,680

Net earnings (loss)	3,879	(13,067)	1,358		(7,830)

Basic earnings (loss) per average common share	$0.15				$(0.30)
Diluted earnings (loss) per average common share	$0.15				$(0.30)
Weighted-average common shares outstanding	25,707		584	(18)	26,291
Weighted-average common and dilutive shares outstanding	26,324				26,291

Sanchez Computer Associates, Inc. and Subsidiaries
Notes to pro forma condensed consolidated balance sheet as of and for the six months ended June 30, 2002 and the year ended December 31, 2001
(in U.S. dollars)
(unaudited)

        On July 3, 2002, Sanchez Computer Associates, Inc. ("Sanchez") completed its previously announced acquisition, by way of a plan of arrangement (the "Arrangement"), of all of the outstanding common shares of Spectra Securities Software Inc., a Canadian corporation existing under the Business Corporations Act (Ontario) and it's subsidiaries ("Spectra"). Under the terms of the Arrangement, Sanchez acquired all of the common shares of Spectra and Eclipse VII Holdings Inc., an entity the only asset of which was Spectra common shares ("Eclipse"), for approximately $27 million in cash and common stock. Differences between the actual value of consideration issued to acquire Spectra and pro forma amounts relate to exchange rate differences and actual amount of long term debt at closing.

        Sanchez issued 583,813 shares of its common stock and used approximately $24 million of its own cash reserves to complete the transactions. Pursuant to the Arrangement, each holder of Spectra common shares and Eclipse common shares (to the extent of the Spectra common shares owned by Eclipse) received, in cash or cash and Sanchez common stock, an amount equal to approximately CN $1.46 per Spectra common share, subject to certain holdback amounts and applicable withholding taxes.

        The acquisition will be accounted for in accordance with the purchase method. Based on an evaluation of the net tangible and intangible assets acquired, Sanchez has allocated the total cost of the acquisition of Spectra as follows (amounts in thousands):

Purchase price	$26,982
Estimated transaction costs	400

Total consideration	$27,382

		Estimated Lives in years
Net tangible assets	$127	N/A
Long term debt	(4,074)	N/A
Intellectual property	2,035	10
Customer relationships	6,813	10
Non-competes	194	2
Below market leases	185	2
Goodwill	22,102	N/A

	$27,382

        The pro forma condensed consolidated financial statements reflect preliminary estimates of the allocation of the purchase price for the acquisition that may be adjusted. Management does not expect any adjustments to be material.

        The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only, giving effect to the acquisition, as described and therefore are not indicative of the operating results that might have been achieved had the combination occurred as of an earlier date, nor are they indicative of operating results which may occur in the future.

        The consolidated financial statements of Spectra contained herein have been prepared in accordance with generally accepted accounting principles in Canada (Canadian GAAP). Spectra prepared its consolidated financial statements in Canadian dollars. A reconciliation of Spectra from the Canadian GAAP consolidated financial statements in Canadian dollars of Spectra to U.S. GAAP consolidated financial statements reported in U.S. dollars is contained in footnote 26 herein.

        The condensed consolidated financial statements of Sanchez are derived from the Company's Form 10-Q for the quarter ended June 30, 2002 and the Form 10-K for the year ended December 31, 2001 as filed with the Securities and Exchange Commission.

The unaudited pro forma condensed consolidated balance sheet includes the adjustments necessary to give effect to the acquisition as if it had been consummated at June 30, 2002 and to reflect the allocation of the purchase price to the fair value of tangible assets acquired and liabilities assumed. Adjustments included in the pro forma condensed consolidated balance sheet are summarized as follows (in thousands):

(1)	Represents the Company's historical balance sheet at June 30, 2002
(2)	Represents the historical consolidated balance sheet for Spectra at May 31, 2002 conformed to U.S. GAAP (see note 26).
(3)	Recognition of cash paid for Spectra	$(24,054)
	Debt paid off at close	(4,074)

		$(28,128)

(4)	Following the acquisition, Sanchez will not reverse the valuation allowance against 100% of Spectra's net deferred tax asset. If any of this net deferred tax asset is recognized in the future, goodwill will be adjusted.
(5)	Elimination Spectra intangibles	$(30)
	Recognition of identifiable intangibles related to acquisition of Spectra	9,227

		$9,197

(6)	Elimination of Spectra goodwill	$(95)
	Recognition of goodwill related to acquisition of Spectra	22,102

		$22,007

(7)	Accrue estimated transaction costs directly related to acquisition of Spectra	$400

(8)	Elimination of Spectra debt paid off at the consummation of the Spectra acquisition	$4,074

(9)	Elimination of Spectra capital stock	$(23,146)
	Recognize Sanchez stock paid for Spectra	2,928

		$20,218

(10)	Elimination of Spectra accumulated deficit	$26,968

The unaudited pro forma statements of operations give effect to the acquisition as if it had been consummated as of January 1, 2001. The adjustments which follow are those which are required by Article 11 of regulation S-X (in thousands).

(11)	Represents Sanchez historical statement of operations for the six months ended June 30, 2002
(12)	Represents Spectra's historical statement of operations for the six months ended May 31, 2002 conformed to US GAAP (see note 26)
(13)	Eliminate Spectra amortization of identifiable intellectual property	$(58)
	Recognition of amortization of intellectual property from the acquisition of Spectra	99

		$41

(14)	Recognition of amortization of intangibles (customer relationships) from the acquisition of Spectra	$331

(15)	Recognition of amortization of other intangibles from the acquisition of Spectra	$92

(16)	Elimination of interest income on cash used to purchase Spectra	$(250)
	Elimination of interest expense on debentures paid in full upon the acquisition of Spectra	146

		$(104)

(17)	For the six months ended June 30, 2002, there is no adjustment to income taxes for Spectra's results or for the pro forma adjustments because of Spectra's valuation allowance, which would be reversed up to the amount of Spectra's income for the period. For the year ended December 31, 2001, there is no adjustment to income taxes for Spectra's results or the pro forma adjustments because a valuation allowance would be required against 100% of the benefit.
(18)	Common shares used to purchase Spectra	$584

(19)	Represents Sanchez statement of operations for the year ended December 31, 2001
(20)	Represents Spectra historical statement of operations for the year ended November 30, 2001 conformed to US GAAP (see note 26)
(21)	Eliminate amortization of identifiable intellectual property	$(596)
	Recognition of identifiable intangibles related to acquisition of Spectra	202

		$(394)

(22)	Recognition of amortization of intangibles from the acquisition of Spectra	$677

(23)	Eliminate Spectra amortization of goodwill	$(133)
	Recognition of amortization of intangibles from the acquisition of Spectra	188

		$55

(24)	Eliminate Spectra goodwill and intellectual property write down	$(2,523)

(25)	Elimination of interest income on cash used to purchase Spectra	$(1,125)
	Elimination of interest expense on debentures paid in full upon the acquisition of Spectra	298

		$(827)

(26)	Canadian to U.S. Adjustments:
	The information for the adjustments was obtained from the May 31, 2002 and November 31, 2001 consolidated financial statements of Spectra. The unaudited condensed consolidated balance sheet is translated into U.S. dollars using the exchange rate in effect at May 31, 2002 ($0.6519 per Canadian dollar). The unaudited condensed consolidated statements of operations are translated into U.S. dollars using the average exchange rate in effect during the period ($0.6327 and $.6475 per Canadian dollar for the six months ended May 31, 2002 and the year ended November 30, 2001, respectively). Using the dates of May 31, 2002 and November 30, 2001 brought the dates of Spectra's financial statements within the required 93 days of the corresponding fiscal dates of Sanchez of June 30, 2002 and December 31, 2001 respectively.

        A reconciliation of the unaudited condensed consolidated balance sheet of Spectra as of May 31, 2002 prepared with Canadian GAAP reported in Canadian dollars to U.S. GAAP reported in U.S. dollars is as follows (amounts in thousands):

		Adjustments
	CAD GAAP CN$			US GAAP CN$	US GAAP US$
		a	b
ASSETS
Current assets
Cash and cash equivalents	4,016			4,016	2,618
Accounts Receivable	4,077			4,077	2,657
Unbilled Receivables	83			83	54
Prepaid Expenses	999			999	651
Investment Tax Credits Receivable	521			521	340

Total current assets	9,696			9,696	6,320

Capital Assets	560			560	365
Deferred Charges (net)	364			364	237
Deferred Trade Fee Costs	18			18	12
Purchase—Intellectual Property	46			46	30
Goodwill—Uptick	145			145	95

	1,133			1,133	739

	10,829			10,829	7,059

LIABILITIES
Current liabilities
Accounts Payable and Accrued Liabilities	4,215			4,215	2,747
Unearned Revenue	6,129			6,129	3,995
Current portion of debentures	6,250	1,371	(1,371)	6,250	4,074
Current portion of capital lease obligation	49			49	32

Total current liabilities	16,643			16,643	10,848
Capital leases obligations	51			51	33

Total Liabilities	16,694			16,694	10,881

SHAREHOLDERS' DEFICIT
Share Capital	35,511			35,511	23,146
Equity Element of Subordinated Debentures	1,371	(1,371)		—	—
Deficit	(42,747)		1,371	(41,376)	(26,968)

Total shareholders' deficit	(5,865)			(5,865)	(3,822)

Total liabilities and shareholders' deficit	10,829			10,829	7,059

        A reconciliation of the unaudited condensed consolidated statement of operations of Spectra for the six months ended May 31, 2002 prepared in accordance with Canadian GAAP reported in Canadian dollars to U.S. GAAP reported in U.S. dollars is as follows (amounts in thousands):

	Spectra CAD GAAP Statement CN$	Adjustments to US GAAP CN$			Spectra US GAAP CN$	Spectra US GAAP US$
Revenues
Products	$7,392	$			$7,392	$4,677
Services	2,840				2,840	1,797
Processing fees	175				175	111
Software maintenance and other	2,487				2,487	1,574

Total revenues	12,894				12,894	8,159

Operating expenses
Product development	4,044				4,044	2,558
Product support	943				943	597
Services	1,815				1,815	1,148
Processing fees	535				535	338
Sales and marketing	1,901				1,901	1,203
General, administrative and other	2,827				2,827	1,789

Total operating expenses	12,065				12,065	7,633

Earnings from operations	829				829	526
Interest expense, net	512		(149	)(c)	363	230

Earnings before income taxes	317		149		466	296

Income tax provision
Net earnings	$317		$149		$466	$296

        A reconciliation of the unaudited condensed consolidated statement of operations of Spectra for the twelve months ended November 30, 2001 prepared in accordance with Canadian GAAP reported in Canadian dollars to U.S. GAAP reported in U.S. dollars is as follows (amounts in thousands):

	Spectra CAD GAAP CN$	Spectra Adjustments to US GAAP CN$			Spectra U.S. GAAP CN$	Spectra U.S. GAAP US$
Revenues
Products	$9,813	$			$9,813	$6,354
Services	5,160				5,160	3,341
Processing fees	212				212	137
Software maintenance and other	6,099				6,099	3,949

Total revenues	21,284				21,284	13,781

Operating expenses
Product development	13,592				13,592	8,801
Product support	3,050				3,050	1,975
Services	3,610				3,610	2,338
Processing fees	965				965	625
Sales and marketing	6,652				6,652	4,308
General, administrative and other	8,986				8,986	5,819
Write down of goodwill and intangibles	3,896				3,896	2,523

Total operating expenses	40,751				40,751	26,389

Loss from operations	(19,467)				(19,467)	(12,608)
Interest expense, net	1,200		(491)	(d)	709	459

Loss before income taxes	(20,667)		491		(20,176)	(13,067)
Income tax provision	—		491		—	—

Loss	(20,667)		491		(20,176)	(13,067)

(a)
Represents the removal of the equity component of the subordinated debenture so that the entire debt amount is classified as a liability.

(b)
Represents the reversal of the imputed interest expenses related to the subordinated debentures.

(c)
Represents the reversal of the imputed interest expense related to the subordinated debentures for the six months ended May 31, 2002.

(d)
Represents the reversal of imputed interest expense related to the subordinated debenture for the twelve months ended November 30, 2001.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ COMPUTER ASSOCIATES, INC.
September 25, 2002	/s/ TODD A. PITTMAN Todd A. Pittman Senior Vice President and Chief Financial Officer

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  ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.
  7(b) PRO FORMA FINANCIAL INFORMATION
Sanchez Computer Associates, Inc. and Subsidiaries Pro Forma Condensed Consolidated Balance Sheet June 30, 2002 (amounts in thousands of U.S. dollars) (unaudited)
Sanchez Computer Associates, Inc. and Subsidiaries Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2002 (in thousands of U.S. dollars, except for per share amounts) (unaudited)
Sanchez Computer Associates, Inc. and Subsidiaries Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2001 (in thousands of U.S. dollars except for per share amounts) (unaudited)
Sanchez Computer Associates, Inc. and Subsidiaries Notes to pro forma condensed consolidated balance sheet as of and for the six months ended June 30, 2002 and the year ended December 31, 2001 (in U.S. dollars) (unaudited)
SIGNATURE